Exhibit (j)

                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 5, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-77767) of General Municipal Money Market Funds, Inc.




                                      [ERNST & YOUNG LLP SIGNATURE LOGO]

New York, New York
January 28, 1999